UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2014

American Woodmark Corporation
(Exact name of registrant as specified in its charter)

Virginia	000-14798	54-1138147
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3102 Shawnee Drive, Winchester, Virginia		22601
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (540) 665-9100

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

¨ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

¨ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

¨ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

American Woodmark Corporation

ITEM 5.02DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On February 14, 2014, American Woodmark Corporation announced that M. Scott Culbreth will join the Company as its Chief Financial Officer beginning February 24, 2014. Mr. Culbreth will serve as the Company’s Senior Vice President, Chief Financial Officer and Corporate Secretary and report directly to Kent Guichard, Chairman and Chief Executive Officer. His responsibilities will include the Company’s information technology, controller, treasury and internal audit functions.

Mr. Culbreth, age 43, has been the Chief Financial Officer of Piedmont Hardware Brands, an international manufacturer of hardware, since September 2013 when the company was acquired from Newell Rubbermaid by NOVA Capital, a specialist acquirer of corporate and private equity portfolios. Piedmont’s businesses include the Ashland, Amerock, Shur-Line, Levolor and Bulldog retail brands. Prior to assuming his role with Piedmont, he held a variety of financial roles with increasing responsibility with Newell Rubbermaid in the hardware and IRWIN Tools businesses, including Vice President, Finance – Specialty Segment from 2012 to 2013; Vice President, Finance – Construction Tools & Accessories GBU from 2011 to 2012; Vice President – Hardware GBU from 2009 to 2011.

Mr. Culbreth’s base salary will be $260,000 per year and he will be eligible for a maximum potential bonus opportunity equal to 100% of his base salary.

ITEM 9.01FINANCIAL STATEMENTS AND EXHIBITS

 (d)Exhibits

Exhibit 99.1Registrant’s Press Release dated February 14, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMERICAN WOODMARK CORPORATION

(Registrant)

/s/ KENT B. GUICHARD

Kent B. Guichard
Chairman & Chief Executive Officer

Date: February 14, 2014